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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) dated March 31, 2000 pertaining to the 1998 Stock Plan of Occupational Health + Rehabilitation Inc of our report dated March 27, 2000, with respect to the consolidated financial statements and schedule of Occupational Health + Rehabilitation Inc included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Boston, Massachusetts
April 3, 2000